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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2025
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Anywhere Real Estate Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Anywhere Real Estate Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Anywhere Real Estate Inc.	Common Stock, par value $0.01 per share	HOUS	New York Stock Exchange
Anywhere Real Estate Group LLC	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 1.01.	Entry into a Material Definitive Agreement.
On April 1, 2025 (the “Closing Date”), Secured Land Transfers LLC (the “Seller”), a Delaware limited liability company and a wholly owned subsidiary of Anywhere Real Estate Inc. (the “Company”), consummated the transactions (the “Transactions”) contemplated by the previously disclosed binding term sheet, dated as of November 6, 2024 (the “Term Sheet”), by and between the Seller and RE Closing Buyer Corp. (the “Buyer”), a Delaware corporation and a subsidiary of the Company’s title insurance underwriter joint venture, in which the Company indirectly owns an approximate 22% equity interest and other joint venture partners own a majority equity stake. Buyer is the indirect parent of Title Resources Group, a title insurance underwriter. Pursuant to the Transactions, the Buyer purchased (i) newly issued preferred equity (the “IT Preferred Equity”) representing 10% of the outstanding equity of Double Barrel Title LLC, a Delaware limited liability company and a subsidiary of the Seller that holds the Company’s Independence Title business (“Independence Title”), for a purchase price of $7,359,800 (the “IT Purchase Price”), and (ii) newly issued preferred equity (the “TO Preferred Equity”) representing 10% of the outstanding equity of Over Under Title LLC, a Delaware limited liability company and a subsidiary of the Seller that holds the Company’s TitleOne business (“TitleOne”, and together with Independence Title, the “Agencies”, and each, an “Agency”), for a purchase price of $11,440,200 (the “TO Purchase Price”). The Transactions value the Agencies at an aggregate enterprise value of $188 million.
In connection with the consummation of the Transactions, on the Closing Date, the Buyer, the Seller, Anywhere Real Estate Group LLC (solely for purposes of Section 7.4(c) therein) and each respective Agency entered into an amended and restated limited liability company agreement of such Agency (as amended and restated, each, an “LLC Agreement” and, together, the “LLC Agreements”). The LLC Agreements provide that until the third anniversary of the Closing Date, the Buyer will have the right to purchase the remaining 90% of the equity in one or both of the Agencies for purchase price(s) based on the $188 million valuation. After the third anniversary and until the fifth anniversary of the Closing Date, provided that the Buyer did not exercise the foregoing purchase right with respect to any or both of the Agencies, the Seller will have the right to repurchase the IT Preferred Equity and/or the TO Preferred Equity, as applicable, for a purchase price equal to the IT Purchase Price and/or the TO Purchase Price, respectively, plus accrued and unpaid dividends, less the amount of any dividends theretofore paid (the “Repurchase Price”). After the fifth anniversary of the Closing Date, if neither the Buyer nor the Seller has exercised its purchase right with respect to any or both of the Agencies, the Seller will be required to repurchase the IT Preferred Units and/or the TO Preferred Units, as applicable, for the applicable Repurchase Price. The LLC Agreements also contain customary minority protections with respect to the IT Preferred Equity and the TO Preferred Equity as set forth therein.
The foregoing is a summary only and does not purport to be complete. It is qualified in its entirety by reference to the LLC Agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYWHERE REAL ESTATE INC.

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: April 1, 2025

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYWHERE REAL ESTATE GROUP LLC

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: April 1, 2025